Investor Update 3rd Quarter 2023 Exhibit 99.1

Disclaimer This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T’s business, and management’s beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“future factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Examples of future factors include: the impact of M&T’s acquisition of People's United Financial Inc. (“People’s United”) (as described in the next paragraph); events and developments in the financial services industry, including legislation, regulations and other government actions as well as business conditions affecting the industry and/or M&T and its subsidiaries individually or collectively; economic conditions including inflation and market volatility; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; regulatory supervision and oversight, including monetary policy and capital requirements; domestic or international political developments and other geopolitical events, including international conflicts; governmental and public policy changes, including tax policy; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product, and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. In addition, future factors related to the acquisition of People's United include, among others: the possibility that the anticipated benefits of the transaction will not be realized when expected or at all; potential adverse reactions or changes to business, customer or employee relationships; M&T’s success in executing its business plans and strategies and managing the risks involved in the foregoing; the results and costs of integration efforts; the business, economic and political conditions in the markets in which M&T operates; the outcome of any legal proceedings that may be instituted against M&T or its subsidiaries; and other factors related to the acquisition that may affect future results of M&T. These are representative of the future factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other future factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year-ended December 31, 2022, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non-GAAP measures, as indicated in the presentation.

Purpose To make a difference in people’s lives. Mission We are a bank for communities – committed to improving the lives of our customers and all the communities we touch. Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Driven by our talent 18-year average tenure for executive management Talent development programs span 4 decades Only 3 CEOs, 5 CFOs, and 2 CCOs in 39 years More than 40% of our Board of Directors team is diverse Several employee development programs and initiatives for attracting and promoting diverse employees Digitally forward, locally focused Enhanced team with new skill sets including design engineers and anthropologists to solve problems & deliver solutions Partnerships with Fintechs to innovate and create customer solutions Seasoned, Skilled & Stable Increasingly Diverse New Capabilities Delivering for our customers

Delivering impact to our communities and customers

When our customers and communities succeed, we all succeed

Customer Focused


24/7

- Long lasting relationships
- Designated **119 multicultural banking branches** since 2020, furthering our mission to be a culturally fluent bank for all communities

Community Engagement



- **$2.26 billion** in financing to projects that contain affordable housing
- ~**159,000 hours dedicated** by M&T staff to volunteering in our communities
- ~ **$47 million in The M&T Charitable Foundation grants** committed to supporting our communities
- **2,657 home purchase loans** to low-and moderate-income residents

Business Support


INVOICE
PAY

- Won **166 Greenwich Excellence awards** in Small Business from 2011 to 2022
- **Ranked #6** SBA Lender in the country in FY2022
- Expanded the Multicultural Small Business Innovation Lab in 2022 to **provide multicultural business owners with guidance and skills** to scale and operate their businesses

Top Rankings


24/7

- **Highest possible CRA rating** from Federal Reserve since 1982
- **#1 or #2 SBA lender** in 10 out of 16 markets in FY2022
- **3 Greenwich Excellence Awards & 1 Best Brand Award** in Small Business Banking in 2022
- **Ranked #11 in Excellence Awards** for Small Business Banking in 2022

Note: All data points and SBA rankings are for 2022.

M&T Bank Corporation | 5

Our ESG commitment $231.6 million invested in the renewable energy sector 13% reduced electricity consumption since 2019(1) 46% reduced Scope 1 emissions since 2019(1) 14% reduced Scope 2 emissions since 2019(1) A bank for communities and making a difference SOCIAL GOVERNANCE ENVIRONMENT 1,440 Small Business Administration loans originated in 2022, totaling $203.8 million 2,657 home purchase loans to low-and moderate-income residents 9.5 years of average employee tenure Designated as one of the 2022 Best Places to Work for LGBTQ+ Equality by the Human Rights Campaign Foundation and one of the 2022 Best Places to Work for Disability Inclusion in the 2021 Disability Equality Index 94% of Board members were independent 24% of directors were women 18% of directors were people of color 59% of directors had tenure of five years or less We are committed to complying with the highest standards of business ethics and integrity ESG accomplishments and highlights Note: Data are as of December 31, 2022. (1)Numbers above reflect legacy M&T and do not include People’s United Bank (PUB).

Local Scale in Key Markets Source: S&P Global Market Intelligence, FDIC Summary of Deposits (1) Top banks and thrifts by number of branches in Northeast / Mid-Atlantic regions (CT, DC, DE, MA, MD, ME, NH, NJ, NY, PA, RI, VA, VT, WV). M&T as of 7/22/2023, excludes two domestic branches outside of Northeast footprint % of Deposits in MSAs with #1 or #2 Deposit Rank MTB 65% Peer 1 60% Peer 2 59% Peer 3 52% Peer 4 49% Peer 5 48% Peer 6 45% Peer 7 41% Peer 8 40% Peer 9 37% Peer 10 35% Peer 11 27% Top Northeast Banks by Branches1 Branches 1 JPMorgan Chase & Co. 1,090 2 Bank of America Corp. 1,082 3 M&T Bank Corp. 988 4 Toronto-Dominion Bank 937 5 Citizens Financial Group 932 6 Wells Fargo & Co. 870 7 PNC Financial Services 735 8 Truist Financial Corp. 643 9 Banco Santander SA 438 10 KeyCorp 425 Dense Northeast network covers a geography with only a 300-mile radius but approximately 22% of U.S. population and 25% of GDP Contiguous Branch Footprint… …With Market Leading Franchises… …and Dense, Efficient Network

Key Ratios

	2018	2019	2020	2021	2022	2Q22	1Q23	2Q23
Superior Pre-Credit Earnings								
Net Interest Margin	3.83%	3.84%	3.16%	2.76%	3.39%	3.01%	4.04%	3.91%
Efficiency Ratio (1)	54.8%	55.7%	56.3%	59.0%	56.6%	58.3%	55.5%	48.9%
Efficiency Ratio - Adjusted (1)	54.8%	54.9%	56.3%	59.0%	55.9%	58.3%	55.5%	53.4%
PPNR (1)	$2,647	$2,753	$2,579	$2,445	$3,471	$803	$1,047	$1,084
PPNR to RWA (1)	2.73%	2.73%	2.44%	2.34%	2.69%	2.61%	2.82%	2.86%
Strong Credit Metrics								
Allowance to Loans (As At)	1.15%	1.16%	1.76%	1.58%	1.46%	1.42%	1.49%	1.50%
Net Charge-Offs to Loans	0.15%	0.16%	0.26%	0.20%	0.13%	0.16%	0.22%	0.38%
Focused on Returns								
Net Operating Return on:								
Tangible Assets (1)	1.72%	1.69%	1.04%	1.28%	1.35%	1.16%	1.49%	1.80%
Tangible Common Equity (1)	19.09%	19.08%	12.79%	16.80%	16.70%	14.41%	19.00%	22.73%
Adjusted Net Operating Return on:								
Tangible Assets(1)	1.72%	1.72%	1.04%	1.28%	1.35%	1.16%	1.49%	1.48%
Tangible Common Equity(1)	19.09%	19.44%	12.79%	16.80%	16.71%	14.41%	19.00%	18.55%
Consistent Capital Generation								
Tangible Common Equity to Tangible Assets	8.31%	8.55%	7.49%	7.68%	7.63%	7.73%	7.58%	7.63%
Common Equity Tier 1 Ratio	10.13%	9.73%	10.00%	11.42%	10.44%	10.94%	10.16%	10.59%
Tier 1 Capital Ratio	11.38%	10.94%	11.17%	13.11%	11.79%	12.35%	11.48%	11.91%
Balance Sheet (As At)								
Loans to Deposits	98.13%	95.94%	82.25%	70.63%	80.46%	75.42%	83.57%	82.28%
Securities to Assets	10.57%	7.92%	4.94%	4.61%	12.56%	11.18%	14.01%	13.44%

Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

M&T Bank Corporation | 8

Solid Performance in Key Metrics against Peers ROTCE % (ex-AOCI)(1) 2Q23 Net Interest Margin 2Q23 Efficiency Ratio(1) 2Q23 PPNR / RWA(1) 2Q23 NCO / Loans 2Q23 Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures. Source: S&P Global Market Intelligence and company filings

Areas of Focus 7 10

3Q 2023 Trends

Average Deposit Balance Up; Noninterest Bearing Deposit Mix Down Slightly

- QTD average total deposits are up $3.1 billion or 2% from the linked quarter
- QTD average customer deposit balances have grown $1.2 billion or 0.8%, driven by strong growth in commercial and escrow deposits, slightly offset by declines in municipal, trust fund demand and consumer deposits
- QTD average mix of noninterest bearing deposits/total deposits down slightly to 33% from 35% during 2Q23

Operating Expense[2] Lower

- Operating expense[2] down 1-2% Q/Q ($1.255 billion - $1.270 billion)
- Operating expense[2] lower Q/Q due to lower expenses related to the sale of the CIT business
- Does not include estimated $183 million FDIC special assessment

Revenues[1] Down 2-3% Sequentially

- Net interest income lower sequentially to $1.765 billion - $1.775 billion (NIM 3.75% +/-), due largely to higher deposit and wholesale funding costs, partially offset by one additional day and earning asset repricing from Fed Funds hikes
- Non-interest income[1] down sequentially to $555 million - $570 million due largely to $15 million lower Trust Income from the sale of the CIT business

Capital Builds and Asset Quality Steady

- Share repurchases paused during 3Q23
- CET1 ratio expected to build from 10.59% at the end of 2Q23 toward 11% range
- Asset quality trends continue to improve
- Net charge-offs expected to be lumpy quarter-to-quarter, but full year expectations unchanged at ~33 bps

(1) Excluding $225 million pre-tax gain from sale of Collective Investment Trust ("CIT") business
(2) Does not include intangible amortization and estimated FDIC special assessment

M&T Bank Corporation 11

Balance Sheet Trends & 2023 Outlook

		2023 Outlook	Comments
Income Statement	**Net Interest Income** *Taxable-equivalent*	$7.0 Billion to $7.2 Billion	• NII trending toward the middle of the range • Reflects stabilization in average deposit balances and noninterest bearing deposit mix • Cumulative interest-bearing deposit beta, excluding Brokered, in mid 40% range; ~50% range including Brokered
	Fee Income (excludes CIT gain)	$2.25 Billion to $2.30 Billion	• Excludes $225 million gain from CIT sale
	Operating Expense (excludes intangible amortization)	$5.1 Billion +/-	• Expense near high end of the previous range • Does not include $60-$65 million in intangible amortization expense • Does not include estimated $183 million FDIC special assessment
	Net Charge-Offs	Near LT Avg 33 bps	• Near long-term average, timing of NCOs may be lumpy

		3Q23 Aug QTD	Comments
Average Balance	**Int-Bearing Dep. At Banks (Cash)**	$26.7 Billion	• Cash balances higher on stronger deposit growth
	Securities	$28.1 Billion	• Average balance relatively stable
	Loans	$132.7 Billion	• C&I loans flat, modest declines in CRE, Residential Mortgages and Consumer
	Deposits	$162.5 Billion	• Growth in average customer and brokered deposit balances

M&T Bank Corporation 12

Decreasing Asset Sensitivity Represents estimated impact on NII resulting from a parallel shift in interest rates during first modeling year -200bps scenario not analyzed as of June 30, 2022 Sensitivity of NII to Changes in Interest Rates1 $, Millions Increased mix of fixed liquid assets Y/Y EOP interest-bearing cash down $6B to $27B on 6/30/23 EOP investment securities up $5B to $28B on 6/30/23 Increased fixed rate swaps $21B in notional swaps ($18.7B cash flow hedges and $2.5B fair value hedges) on 6/30/23 compared to $19B on 6/30/22; includes forward starting Increased liability costs and lower non-interest-bearing deposit mix provides cushion in declining rate environment IB liability costs of 2.43% in 2Q23 vs. 0.20% in 2Q22 NIB mix down to 34% on 6/30/23 from 42% on 6/30/22 Highlights +200bps +100bps -100bps -200bps 2

Granular, Diversified Core Deposit Funding & Strong Liquidity Position Granular Deposit Base Diversified Deposit Base Stable & Long-Tenured Relationships Strong Liquidity Profile 65% of deposits are insured or collateralized as of 6/30/2023 Average consumer deposit account balance is $12,000 Average business banking deposit account balance is $45,000 Deposits are spread across our 12 state, nearly 1,000 branch footprint Diversified geographically across Upstate NY (23%), Connecticut (13%) Mid-Atlantic (12%), Greater Baltimore area (12%), NYC area (12%), New England (10%), and other regions Largest single industry concentration is Public Administration, <5% of total deposits Commercial and business banking deposits consist largely of operating account balances Average relationship tenure of 16 years with wealth customers, 16 years for consumer, 15 years for commercial and 13 years for business banking Average Cash Balances represent over 12% of Earning Assets Liquidity Sources represent ~136% of Adjusted Uninsured Deposits1 as of 6/30 /2023 ‘Adjusted Uninsured Deposits’ represents uninsured deposits excluding collateralized deposits

Sources: S&P Global Market Intelligence and FDIC Local Scale Leads to Superior Deposit Franchise Noninterest-bearing deposits represented 35% of 2Q 2023 average total deposits for M&T or 38% of total deposits excluding brokered, compared to 29% peer median 2003-2Q23 Average M&T 0.69% Peer Median 0.85% Difference -0.16% Noninterest Bearing Deposits / Total Deposits Total Cost of Deposits M&T Peer Median Peer Range

Diversified and Granular Deposit Base

Commercial & Other Deposits

- Total commercial and business banking diversified geographically across Upstate NY (23%), Mid-Atlantic (9%), New England (12%), NYC area (17%), Greater Baltimore area (11%), Connecticut (9%), and other regions

Commercial

- $41B in deposits diversified across industries and geographies
- Average relationship tenure of 15 years
- Average account size $3MM; median $230k
- Over 60% operating balances

Business Banking

- Business Banking ($22B) deposits; operating and relationship accounts with small businesses
- Average relationship tenure of 13 years
- Average account size $45k
- Over 40% operating balances

Other

- Primarily includes brokered deposits ($11B) and escrow-related

Average Deposits

2Q23



Commercial & Other $77.1B
Retail $66.7B
$159.4B
Trust $15.6B

Retail Deposits

- Consumer deposits are spread across our 12 state, nearly 1,000 branch network
- Diversified geographically across Upstate NY (22%), Mid-Atlantic (13%), New England (8%), NYC area (7%), Greater Baltimore area (13%), Connecticut (19%), and other regions
- Average relationship tenure of 16 years
- Average account size $12k

Trust Deposits

- Consists primarily of Wealth and Institutional Client Services (ICS) Deposits
- Wealth ($3B); average tenure 16 years; average account size ~$154k
- ICS ($12B): average account size ~$0.9MM

M&T Bank Corporation 16

Liquidity Sources represent ~136% of Adjusted Uninsured Deposits Uninsured Deposits represent 41% of Total Deposits, 35% excluding Collateralized Deposits Average Cash Balances represent over 12% of Earning Assets Strong Core Funding and Liquidity Liquidity Sources & Uninsured Deposits 6/30/2023 Highlights

Strong CRE Underwriting Track Record Long History & Expertise in CRE Lending Long-term relationships and consistently conservative Credit Standards through economic cycles Two Chief Credit Officers over the past 40 years Diversified Loan Portfolio The mix of C&I, CRE and Consumer loans approximately 1/3 each Excluding owner-occupied, Investor-Owned Real Estate (IRE) is 26% of total loans, down from 31% in 2019 Long Duration Permanent IRE Portfolio Approximately 70% of the permanent investor-owned portfolio matures in 2025 or later Over 70% of the Permanent IRE portfolio is fixed rate, inclusive of customer implemented swaps Permanent IRE Well-Diversified with Low LTV’s No one Permanent IRE property type accounts for more than 5% of loans—the largest of which are Multifamily and Retail The largest Total IRE exposure to a single metro area is approximately 4% of loans Weighted average LTV is 56%; which provides a buffer against potential future losses in these portfolios Over 80% of the total Permanent IRE portfolio has an LTV of 70% or less Office Risk Likely to Play Out Over Long Horizon Permanent office IRE represents 4% of total loans and is well diversified geographically (NYC approximately 0.5% of total loans) Approximately 75% of the portfolio matures in 2025 or later Approximately 75% of the underlying leases mature in 2025 or later

Well Diversified Loan Portfolio Loan Portfolio Composition 6/30/2023 Investor-Owned Real Estate % of Total Loans IRE Concentration has declined 6% since 2019 Permanent IRE $26.7B, 20% -6% $133B Construction Permanent

Source: S&P Global Market Intelligence and FRY9C. Note: Industry data represents all FDIC-insured institutions from the FDIC’s Quarterly Banking Profile. Average, max, and range are weighted FY1990-2Q23 Superior Credit Losses Through Multiple Economic Cycles M&T Credit Philosophy NCO % of Loans Consistently conservative credit standards through economic cycles Emphasis on secured lending: cash flow + collateral + guarantees Customer selection, supported by local market knowledge Working with customers to achieve best long-term outcome M&T Peer Median Peer Range Industry “Great Financial Crisis” 2001 Recession S&L Crisis COVID 19 Pandemic   Avg Max Range MTB 0.34% 1.01% 0.88% Peer Median 0.58% 2.41% 2.23% Industry 0.81% 2.56% 2.35% While M&T’s long-term average nonaccrual rate has exceeded the peer median (1.1% vs. 0.8% for peers), its peak annual loss rate was 42% of the peer median – nonaccruals may not translate to losses

Source: S&P Global Market Intelligence and FRY9C. Note: Range measures the difference between the period maximum and minimum for M&T and peers. Average, max, and range are FY2005-2Q23 Best-In-Class Credit NCO Ratios Across All Portfolios C&I Construction Permanent IRE HELOC Residential Real Estate Consumer (excl. HELOC) M&T Peer Median Peer Range   Avg Max Range MTB 0.37% 1.27% 1.19% Peer Median 0.49% 1.79% 1.65%   Avg Max Range MTB 0.09% 1.10% 1.11% Peer Median 0.43% 2.57% 2.60%   Avg Max Range MTB 0.20% 0.52% 0.60% Peer Median 0.45% 1.25% 1.31%   Avg Max Range MTB 0.42% 2.47% 2.70% Peer Median 1.11% 7.11% 7.27%   Avg Max Range MTB 0.30% 1.32% 1.34% Peer Median 0.34% 1.59% 1.61%   Avg Max Range MTB 0.91% 1.62% 1.41% Peer Median 1.31% 3.23% 2.62%

Spotlight on Permanent IRE Hallmark of structures requires material upfront ‘skin in the game’ to ensure alignment and provide a buffer against potential future losses Weighted average LTV is 56%; over 80% of the total Permanent IRE portfolio has an LTV of 70% or less Over 70% of the Permanent IRE portfolio is fixed rate, inclusive of customer implemented swaps The risk from a decline in commercial real estate values is likely to play out over a long period of time Approximately 75% of the permanent investor-owned portfolio matures in 2025 or later Several portfolios, including multifamily, hotel and retail are stable or improving Current focus on healthcare and office portfolios % of Loans Maturing Change 2Q23 vs Balance ($, B) WAVG LTV 2023 2024 2025 Retail $6.1 53% 12% 11% 17% Multifamily $6.4 56% 7% 11% 24% Office $5.0 57% 13% 11% 25% Healthcare $3.8 58% 19% 19% 16% Hotel $2.8 56% 21% 24% 17% Industrial $2.2 52% 12% 11% 13% Other $0.4 58% 8% 7% 24% Permanent $26.7 56% 13% 13% 20% Permanent IRE Details 6/30/2023 Key Points

Diversified and Low LTV Permanent Office CRE (1) Lease maturity data for loans with >$10MM in exposure Balance ($, B) % of Total Loans WAVG LTV New York City $0.7B 0.5% 49% Connecticut $0.5B 0.4% 60% Greater Boston $0.5B 0.3% 57% New Jersey $0.3B 0.2% 59% Western New York $0.3B 0.2% 65% VT/NH/ME $0.3B 0.2% 64% Rochester $0.3B 0.2% 60% Albany/HVN $0.2B 0.2% 59% Out of Footprint $0.2B 0.2% 48% Baltimore $0.2B 0.2% 64% Florida $0.2B 0.1% 62% Long Island $0.2B 0.1% 50% MA/RI $0.2B 0.1% 54% Northern PA $0.1B 0.1% 50% Greater Washington $0.1B 0.1% 54% All Other $0.7B 0.5% 60% Total $5.0B 3.8% 57% Loans Maturing Underlying Leases Maturing1 2023 13% 15% 2024 11% 9% 2025 25% 10% Strong collateral coverage; over 80% have average LTV of 70% or lower Approximately 60% of portfolio has ‘22/’23 appraisal Geographically diverse; New York City largest concentration representing less than 1% of total loans Approximately 75% of the portfolio matures in 2025 or later Approximately 75% of the underlying leases mature in 2025 or later % of Balances by LTV Range Key Points Loan & Underlying Lease Maturity Profile Geographic Detail Over 80% with LTV ≤ 70%

Permanent Office CRE Maturities Spread Out and Manageable 3Q23 4Q23 1Q24 2Q24 3Q23-2Q24 3Q24-2Q25 >90% 0% 14% 0% 0% 4% 8% >80%-90% 10% 6% 22% 0% 11% 4% >70%-80% 10% 0% 2% 22% 7% 3% >60%-70% 8% 26% 26% 21% 18% 21% >50%-60% 34% 25% 20% 50% 30% 27% ≤50% 38% 27% 29% 7% 31% 37% Maturities ($, B) $0.3 $0.2 $0.1 $0.1 $0.7 $1.0 LTV Ranges Office maturities are spread relatively evenly over time with no upcoming ‘maturity bubbles’, with LTV profile broadly similar to the overall office portfolio NYC Detail Approximately $65 million in total NYC permanent office maturities over the next four quarters LTV Ranges for Upcoming Office Maturities

Strong Capital and Low AOCI Impact Top quartile CET1 ratio among peers (10.6%) Top quartile TCE ratio among peers (7.6%); more than 200 bps above peer median Agency MBS/CMBS account for 55% of total and U.S. Treasurys 31% AFS duration about 1.7 and HTM duration about 5.5, total about 3.9 Investment securities portfolio only 13% of total assets AFS and pension-related AOCI represents 35bps impact on regulatory capital Top Quartile Core Capital High Quality and Short Duration Securities Portfolio Low AOCI Impact

Diversified Securities Portfolio $27.9B Securities Portfolio Composition 6/30/2023 Securities of $27.9B; 13% of total assets Over $7B securities maturing in 2024 with an average yield of 2.4%. Over $5B securities maturing in 2025 with an average yield of 2.8% AFS-related AOCI represents only 22bps potential impact on CET1 ratio; 35bps total when also including pension-related AOCI Held to Maturity debt securities represents 57% of securities Agency MBS/CMBS and U.S. Treasurys represent over 85% of securities portfolio Duration Pretax Unrealized Loss AFS ~1.7 $0.4 Billion HTM ~5.5 $1.2 Billion Total Debt Securities ~3.9 $1.6 Billion Highlights

Strong Capital Levels Compared to Peers Capital levels favorable to peers both as reported and when considering AOCI  Strong capital position benefits M&T under current and proposed rules CET1 ratio would exceed SCB minimum levels under proposal Modest impact from including AOCI in regulatory capital1 35 basis point impact to CET1 ratio; would remain >10.2% at June 30, 2023 Increased capital for operational risk, lower capital for real estate and consumer loans – Overall do not expect material change Limited exposure to trading activities subject to complex market risk proposals  Under current proposal, estimated long-term debt shortfall manageable and could be met by refinancing maturing noncore funding (1) Proposal would require regulatory capital to include unrealized losses on AFS securities (22 bps) and pension-related effects Common Equity Tier 1 Ratio 6/30/2023 Tangible Common Equity / Tangible Assets 6/30/2023 Highlights

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Prudent growth >2x peers
- Leading position in core markets

Strong Shareholder Returns

- **15-20%** ROATCE
- **~10%** annual TSR
- **7%** TBV per share growth
- Robust dividend growth

Source: FactSet, S&P Global, Company Filings.
Note: Market data as of 7/14/23. Financial data as of 1Q'23. (1): ROATCE Median from 2012 2022. Adjusted for amortization of core deposit and other intangible assets and merger related expenses. (2): Annual TSR represents CAGR of the average trailing 3-year total shareholder returns (consisting of price returns and dividends assuming reinvestment of dividends received) over the last 10 years. (3): Dividend growth represents CAGR of common dividends per share from 2012-2022. (4): TBV per share growth represents CAGR from 2012-2022.

M&T Bank Corporation | 28

Appendix

Appendix 1

GAAP to GAAP - Adjusted (Non-GAAP) Reconciliation

In thousands	2018	2019	2020	2021	2022	2Q22	1Q23	2Q23
Revenues								
Net interest income - GAAP	4,072,302	4,130,264	3,866,317	3,824,778	5,821,956	1,411,717	1,818,264	1,799,129
Total other income - GAAP	1,856,000	2,061,679	2,088,444	2,166,994	2,356,603	571,100	587,133	803,171
Subtotal	5,928,302	6,191,943	5,954,761	5,991,772	8,178,559	1,982,817	2,405,397	2,602,300
Gain on CIT	-	-	-	-	-	-	-	(224,638)
Gain on MTIA	-	-	-	-	(136,331)	-	-	-
Revenues - GAAP Adjusted	$5,928,302	$6,191,943	$5,954,761	$5,991,772	$8,042,228	$1,982,817	$2,405,397	$2,377,662
Noninterest expense								
Noninterest expense - GAAP	3,288,062	3,468,682	3,385,240	3,611,623	5,050,436	1,403,154	1,359,230	1,292,559
Write-down of equity method investment	-	(48,226)	-	-	-	-	-	-
Charitable contribution	-	-	-	-	(134,967)	-	-	-
Merger-related expenses	-	-	-	(43,860)	(338,321)	(222,809)	-	-
Noninterest expense - GAAP Adjusted	$3,288,062	$3,420,456	$3,385,240	$3,567,763	$4,577,148	$1,180,345	$1,359,230	$1,292,559
PPNR								
Revenues - GAAP Adjusted	5,928,302	6,191,943	5,954,761	5,991,772	8,042,228	1,982,817	2,405,397	2,377,662
(Gain)/loss on bank investment securities	6,301	(18,037)	9,421	21,220	5,686	62	416	(1,004)
Noninterest expense - GAAP Adjusted	(3,288,062)	(3,420,456)	(3,385,240)	(3,567,763)	(4,577,148)	(1,180,345)	(1,359,230)	(1,292,559)
Pre-provision net revenue	$2,646,541	$2,753,450	$2,578,942	$2,445,229	$3,470,766	$802,534	$1,046,583	$1,084,099

Note: M&T is providing supplemental reporting of its results on a "GAAP – Adjusted" basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although "GAAP – Adjusted" income as presented by M&T is not a GAAP measure, M&T management believes that this information helps investors understand the effect of such notable items in reported results.

M&T Bank Corporation | 30

Appendix 2

GAAP to Net Operating and Net Operating-Adjusted (Non-GAAP) Reconciliation

In thousands	2018	2019	2020	2021	2022	2Q22	1Q23	2Q23
Net income								
Net income - GAAP	1,918,080	1,929,149	1,353,152	1,858,746	1,991,663	217,522	701,624	867,034
Amortization of core deposit and other intangible assets (1)	18,075	14,359	10,993	7,532	42,771	14,138	13,311	11,627
Merger-related expenses (1)	-	-	-	33,560	431,576	345,962	-	-
Net operating income	1,936,155	1,943,508	1,364,145	1,899,838	2,466,010	577,622	714,935	878,661
Preferred stock dividends	(72,521)	(69,441)	(68,228)	(72,915)	(96,587)	(24,941)	(24,941)	(24,940)
Net operating income available to common equity	$1,863,634	$1,874,067	$1,295,917	$1,826,923	$2,369,423	$552,681	$689,994	$853,721
Net income								
Net income - GAAP	1,918,080	1,929,149	1,353,152	1,858,746	1,991,663	217,522	701,624	867,034
Amortization of core deposit and other intangible assets (1)	18,075	14,359	10,993	7,532	42,771	14,138	13,311	11,627
Merger-related expenses (1)	-	-	-	33,560	431,576	345,962	-	-
Write-down of equity method investment (1)	-	36,280	-	-	-	-	-	-
Gain on MTIA (1)	-	-	-	-	(97,533)	-	-	-
Charitable contribution (1)	-	-	-	-	100,035	-	-	-
Gain on CIT (1)	-	-	-	-	-	-	-	(157,264)
Net operating income - Adjusted	1,936,155	1,979,788	1,364,145	1,899,838	2,468,512	577,622	714,935	721,397
Preferred stock dividends	(72,521)	(69,441)	(68,228)	(72,915)	(96,587)	(24,941)	(24,941)	(24,940)
Net operating income available to common equity - Adjusted	$1,863,634	$1,910,347	$1,295,917	$1,826,923	$2,371,925	$552,681	$689,994	$696,457

Note: M&T consistently provides supplemental reporting of its results on a "net operating" or "tangible" basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be "nonoperating" in nature. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

(1) After any tax-related effect

M&T Bank Corporation 31

Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation In thousands   2018 2019 2020 2021 2022   2Q22 1Q23 2Q23 Efficiency ratio Noninterest expense   3,288,062 3,468,682 3,385,240 3,611,623 5,050,436 1,403,154 1,359,230 1,292,559 Less: Amortization of core deposit and other intangible assets 24,522 19,490 14,869 10,167 55,624 18,384 17,208 14,945 Less: Merger-related expenses   - - - 43,860 338,321 222,809 - - Noninterest operating expense   $3,263,540 $3,449,192 $3,370,371 $3,557,596 $4,656,491 $1,161,961 $1,342,022 $1,277,614 Tax equivalent revenues   5,950,199 6,214,806 5,972,049 6,006,503 8,217,731 1,993,543 2,418,859 2,616,186 Less: Gain (loss) on bank investment securities (6,301) 18,037 (9,421) (21,220) (5,686) (62) (416) 1,004 Denominator   $5,956,500 $6,196,769 $5,981,470 $6,027,723 $8,223,417 $1,993,605 $2,419,275 $2,615,182 Efficiency ratio   54.8% 55.7% 56.3% 59.0% 56.6% 58.3% 55.5% 48.9%

Appendix 2 GAAP to Net Operating - Adjusted (Non-GAAP) Reconciliation In thousands   2018 2019 2020 2021 2022   2Q22 1Q23 2Q23 Efficiency ratio - Adjusted Noninterest expense   3,288,062 3,468,682 3,385,240 3,611,623 5,050,436 1,403,154 1,359,230 1,292,559 Less: Amortization of core deposit and other intangible assets 24,522 19,490 14,869 10,167 55,624 18,384 17,208 14,945 Less: Write-down of equity method investment   - 48,226 - - - - - - Less: Charitable contribution - - - - 134,967 - - - Less: Merger-related expenses   - - - 43,860 338,321 222,809 - - Noninterest operating expense - Adjusted (numerator)   $3,263,540 $3,400,966 $3,370,371 $3,557,596 $4,521,524 $1,161,961 $1,342,022 $1,277,614 Tax equivalent revenues   5,950,199 6,214,806 5,972,049 6,006,503 8,217,731 1,993,543 2,418,859 2,616,186 Less: Gain (loss) on bank investment securities (6,301) 18,037 (9,421) (21,220) (5,686) (62) (416) 1,004 Less: Gain on CIT   - - - - - - - 224,638 Less: Gain on MTIA - - - - 136,331 - - - Denominator - Adjusted   $5,956,500 $6,196,769 $5,981,470 $6,027,723 $8,087,086 $1,993,605 $2,419,275 $2,390,544                 Efficiency ratio - Adjusted   54.8% 54.9% 56.3% 59.0% 55.9% 58.3% 55.5% 53.4%

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation In millions   2018 2019 2020 2021 2022   2Q22 1Q23 2Q23 Average assets Average assets   116,959 119,584 135,480 152,669 190,252 208,865 202,599 204,376 Goodwill (4,593) (4,593) (4,593) (4,593) (7,537) (8,501) (8,490) (8,473) Core deposit and other intangible assets   (59) (38) (21) (8) (179) (254) (201) (185) Deferred taxes 16 10 5 2 43 60 49 46 Average tangible assets   $112,323 $114,963 $130,871 $148,070 $182,579 $200,170 $193,957 $195,764 Average common equity Average total equity   15,630 15,718 15,991 16,909 23,810 26,090 25,377 25,685 Preferred stock (1,232) (1,272) (1,250) (1,438) (1,946) (2,011) (2,011) (2,011) Average common equity   14,398 14,446 14,741 15,471 21,864 24,079 23,366 23,674 Goodwill (4,593) (4,593) (4,593) (4,593) (7,537) (8,501) (8,490) (8,473) Core deposit and other intangible assets   (59) (38) (21) (8) (179) (254) (201) (185) Deferred taxes 16 10 5 2 43 60 49 46 Average tangible common equity   $9,762 $9,825 $10,132 $10,872 $14,191 $15,384 $14,724 $15,062

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation In millions   12/31/2018 12/31/2019 12/31/2020 12/31/2021 12/31/2022   6/30/2022 3/31/2023 6/30/2023 Total assets Total assets   120,097 119,873 142,601 155,107 200,730 204,033 202,956 207,672 Goodwill (4,593) (4,593) (4,593) (4,593) (8,490) (8,501) (8,490) (8,465) Core deposit and other intangible assets   (47) (29) (14) (4) (209) (245) (192) (177) Deferred taxes 13 7 4 1 51 57 47 44 Total tangible assets   $115,470 $115,258 $137,998 $150,511 $192,082 $195,344 $194,321 $199,074 Total common equity Total equity   15,460 15,717 16,187 17,903 25,318 25,795 25,377 25,801 Preferred stock (1,232) (1,250) (1,250) (1,750) (2,011) (2,011) (2,011) (2,011) Undeclared dividends - cumulative preferred stock   (3) - - - - - - - Common equity   14,225 14,467 14,937 16,153 23,307 23,784 23,366 23,790 Goodwill   (4,593) (4,593) (4,593) (4,593) (8,490) (8,501) (8,490) (8,465) Core deposit and other intangible assets (47) (29) (14) (4) (209) (245) (192) (177) Deferred taxes   13 7 4 1 51 57 47 44 Total tangible common equity   $9,598 $9,852 $10,334 $11,557 $14,659 $15,095 $14,731 $15,192

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation In millions   2Q23 Average common equity ex AOCI Average total equity   25,685 Preferred stock (2,011) Average common equity   23,674 Goodwill (8,473) Core deposit and other intangible assets   (185) Deferred taxes 46 Average tangible common equity   15,062 Less: Average accumulated other comprehensive income (725) Average tangible common equity ex AOCI   $15,787

M&T Peer Group PNC Financial Services Group, Inc. Comerica Incorporated Regions Financial Corporation Fifth Third Bancorp Huntington Bancshares Incorporated Zions Bancorporation, NA KeyCorp Truist Financial Corporation U.S. Bancorp M&T Bank Corporation Citizens Financial Group, Inc. First Horizon National Corporation